UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009 (September 2, 2009)

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 00-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This filing amends the Current Report on Form 8-K filed by Nyer Medical Group, Inc., on September 9, 2009, which reported that certain previously issued financial statements should no longer be relied upon.  This Current Report on Form 8-K/A amends and restates in its entirety Item 4.02 to clarify that the accounting error was a misapplication of accounting principles.  We determined that direct costs associated with the acquisition of the remaining 20% of the outstanding common stock of DAW were expensed rather than considered part of the cost of the acquisition in accordance with SFAS No. 141, Business Combinations.  We have also included quantitative data regarding the restatements as Exhibit 99.1.

Item 4.02.	Non-reliance on previously issued financial statements or a related audit report or completed interim review.

On September 2, 2009, the Audit Committee of the Board of Directors (“Audit Committee”) of Nyer Medical Group, Inc. (the “Company” or  “Nyer”) concluded that the Company’s financial statements and related audit reports thereon for the year ended June 30, 2008, in the Company’s most recently filed Annual Report on Form 10-K for the year ended June 30, 2008, and the interim financial statements for the quarters ended December 31, 2007, and March 31, 2008, in the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2007, March 31, 2008, December 31, 2008, and March 31, 2009, should no longer be relied upon due to  errors in the Company’s accounting for transaction costs associated with the purchase of the minority interest in DAW, Inc., now a wholly owned subsidiary of the Company, in February 2008.  The Company has determined that accounting principles were misapplied and direct costs associated with the acquisition of the remaining 20% of the outstanding common stock of DAW were expensed rather than considered part of the cost of the acquisition in accordance with SFAS No. 141, Business Combinations.  The Company has revised the allocation of the purchase price to now correctly reflect acquired goodwill.

Management had discovered these errors during its preparation of the Company’s financial statements for the year ended June 30, 2009.  Management then discussed the errors with the Audit Committee, which also consulted with the Company’s current independent registered public accounting firm and the independent registered public accounting firm engaged by the Company for the year ended June 30, 2008, and through March 16, 2009, regarding the matters disclosed in this Current Report on Form 8-K.

The errors related to transaction costs that were expensed in the Company’s Consolidated Statement of Operations in the quarters ended December 31, 2007, and March 31, 2008.  These costs should have resulted in additional goodwill pursuant to the purchase price allocation.  As a result of this error, selling, general, and administrative expenses were overstated and net income was understated, net of related tax effect, for the quarters ended December 31, 2007, and March 31, 2008, and for the fiscal year ended June 30, 2008.   The table included as Exhibit 99.1 to this Current Report on Form 8-K summarizes the impact on the Company’s consolidated financial statements for the fiscal year ended June 30, 2008, and for the quarters ended December 31, 2007, March 31, 2008, September 30, 2008, December 31, 2008, and March 31, 2009.

        In accordance with the relief granted to the Company by the staff of the Division of Corporation Finance of the Securities and Exchange Commission, we will file a comprehensive Annual Report on Form 10-K for the year ended June 30, 2009, with expanded financial and other disclosures in lieu of filing a separate amended Annual Report on Form 10-K for the year ended June 30, 2008, and separate amended Quarterly Reports on Form 10-Q for the periods ended December 31, 2007, March 31, 2008, September 30, 2008, December 31, 2008, and March 31, 2009.

Item 9.01	Financial statements and exhibits.

(a)	Exhibits.

Exhibit
Number	Exhibit Description

99.1	Selected Consolidated Statements of Operations and Balance Sheet Data, Restated for Correctons, of Nyer Medical Group, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyer Medical Group, Inc.

Date: September 24, 2009	By:	/s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer